UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): August 4, 2026
Digital Turbine, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35958	22-2267658
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 San Antonio Street, Suite 160, Austin, TX	78701
(Address of Principal Executive Offices)	(Zip Code)

(512) 387-7717
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions. (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	APPS	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note
This Amendment No. 1 on Current Report on Form 8-K/A (this “Form 8-K/A”) amends the Current Report on Form 8-K of Digital Turbine, Inc. (the “Company”) originally filed by the Company with the Securities and Exchange Commission on August 4, 2026 (the “Original Form 8-K”). The sole purpose of this Form 8-K/A is to correct certain information contained in Exhibit 99.1 to the Original Form 8-K related to the Company’s financial results, as described below. The information in this Form 8-K/A, including Exhibit 99.1 furnished herewith, amends and supersedes the Original Form 8-K, including Exhibit 99.1 furnished therewith, in its entirety.
Item 2.02     Results of Operations and Financial Condition
On August 4, 2026, the Company filed Original Form 8-K to furnish, under Item 2.02, a press release announcing the Company’s financial results for the fiscal quarter ended June 30, 2026 (the “Original Earnings Release”).

The Company is filing this Form 8-K/A to amend Item 2.02 of the Original Form 8-K solely to furnish an amended version of the earnings release (the “Amended Earnings Release”) as Exhibit 99.1 hereto. The Amended Earnings Release reflects the correction of an immaterial error identified during the preparation of the Company’s condensed consolidated financial statements for the fiscal quarter ended June 30, 2026 related to certain liabilities recognized in connection with a prior business combination. Specifically, the Company determined that these liabilities did not meet the recognition criteria under FASB Accounting Standards Codification Topic 805, Business Combinations, and should not have been recognized as assumed liabilities in the original acquisition accounting. The corresponding offset would have decreased goodwill, which was fully absorbed by the impairment charge recognized during the year ended March 31, 2024. The correction of this error reduced other current liabilities by $3.7 million and other non-current liabilities by $4.4 million as of March 31, 2026 and 2025, resulting in a total decrease in liabilities of $8.2 million, with a corresponding decrease in accumulated deficit and increase in total stockholders' equity of $8.2 million. The correction did not impact the Company's previously reported cash flows or compliance with debt covenants and was not material to any previously reported interim or annual period. The Amended Earnings Release, which supersedes the Original Earnings Release in its entirety, reflects the impact of this correction on the Company’s condensed consolidated balance sheet, condensed consolidated statement of stockholders’ equity, and related financial data as of and for the fiscal quarter ended June 30, 2026.

Except as described herein, no other changes have been made to the Original Form 8-K. All other items in the Original Form 8-K remain unchanged. This Amendment should be read in conjunction with the Original Form 8-K. In accordance with General Instruction B.2 of Form 8-K, the information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filings.

This Form 8-K and the attached press release contain statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, estimates, and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors and risks discussed from time to time in our SEC filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

The attached press release includes non-GAAP financial measures relating to our operations and forecasted outlook. Certain of these non-GAAP terms will be used in our upcoming earnings conference call. In addition, the attached press release includes reconciliations of these GAAP to non-GAAP measures, as well as an explanation of how management uses these non-GAAP measures and the reasons why management views these measures as providing useful information for investors. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from our results should be carefully evaluated.
Item 9.01        Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
99.1	Amended press release dated August 5, 2026, as issued by Digital Turbine, Inc., announcing financial results.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

August 5, 2025	Digital Turbine, Inc.
	By:	/s/ Joshua Kinsell
Joshua Kinsell
Chief Financial Officer (Interim) and Chief Accounting Officer